EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of RLJ Entertainment, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: January 9, 2018

JH PARTNERS EVERGREEN FUND, L.P. By: JH Evergreen Management, LLC, its General Partner

By:	/s/ Stephen B. Baus
	Name:	Stephen B. Baus
	Title:	Chief Financial Officer

FORRESTAL, LLC By: JH Evergreen Management, LLC, its Manager

By:	/s/ Stephen B. Baus
	Name:	Stephen B. Baus
	Title:	Chief Financial Officer

JH INVESTMENT PARTNERS III, L.P. By: JH Evergreen Management, LLC, its General Partner

By:	/s/ Stephen B. Baus
	Name:	Stephen B. Baus
	Title:	Chief Financial Officer

JH INVESTMENT PARTNERS GP FUND III, LLC By: JH Evergreen Management, LLC, its General Partner

By:	/s/ Stephen B. Baus
	Name:	Stephen B. Baus
	Title:	Chief Financial Officer

JH EVERGREEN MANAGEMENT, LLC

By:	/s/ Stephen B. Baus
	Name:	Stephen B. Baus
	Title:	Chief Financial Officer

/s/ John C. Hansen
JOHN C. HANSEN